Filed Pursuant to Rule 424(b)(2)
Registration No. 333-257113

PRICING SUPPLEMENT dated November 29, 2022

(To Product Supplement No. WF-1 dated June 27, 2022, Equity Index Underlying Supplement dated September 2, 2021, Prospectus Supplement dated September 2, 2021 and Prospectus dated September 2, 2021)

Canadian Imperial Bank of Commerce
Senior Global Medium-Term Notes
Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Dow Jones Industrial Average® and the Nasdaq-100® Index due December 5, 2025

☐	Linked to the lowest performing of the Russell 2000® Index, the Dow Jones Industrial Average® and the Nasdaq-100® Index
☐	Unlike ordinary debt securities, the securities do not pay interest, do not repay a fixed amount of principal at maturity and are subject to potential automatic call upon the terms described below. Whether the securities are automatically called for a fixed Call Premium or, if not automatically called, the Maturity Payment Amount, will depend, in each case, on the Closing Level of the Lowest Performing Index on the relevant Call Observation Date. The Lowest Performing Index on any Call Observation Date is the Index that has the lowest Closing Level on that day as a percentage of its Starting Level
☐	Automatic Call. If the Closing Level of the Lowest Performing Index on any Call Observation Date is greater than or equal to its Starting Level, the securities will be automatically called for the face amount plus the Call Premium applicable to that Call Observation Date. The Call Premium applicable to each Call Observation Date will be a percentage of the face amount that increases for each Call Observation Date based on a simple (non-compounding) return of approximately 14.00% per annum

Call Observation Date	Call Premium
December 5, 2023	14.00% of the face amount
December 5, 2024	28.00% of the face amount
November 28, 2025 (the “Final Calculation Day”)	42.00% of the face amount

☐	Maturity Payment Amount. If the securities are not automatically called, you will receive a Maturity Payment Amount that could be equal to or less than the face amount depending on the Closing Level of the Lowest Performing Index on the Final Calculation Day as follows:
☐ If the Closing Level of the Lowest Performing Index on the Final Calculation Day is less than its Starting Level, but not by more than 40%, you will receive the face amount of your securities
☐ If the Closing Level of the Lowest Performing Index on the Final Calculation Day is less than its Starting Level by more than 40%, you will have full downside exposure to the decrease in the level of the Lowest Performing Index from its Starting Level, and you will lose more than 40%, and possibly all, of the face amount of your securities
☐	Investors may lose a significant portion or all of the face amount
☐	Any positive return on the securities will be limited to the applicable Call Premium, even if the Closing Level of the Lowest Performing Index on the applicable Call Observation Date significantly exceeds its Starting Level. You will not participate in any appreciation of any Index beyond the applicable fixed Call Premium
☐	Your return on the securities will depend solely on the performance of the Index that is the Lowest Performing Index on each Call Observation Date. You will not benefit in any way from the performance of the better performing Indices. Therefore, you will be adversely affected if any Index performs poorly, even if the other Indices perform favorably
☐	All payments on the securities are subject to the credit risk of Canadian Imperial Bank of Commerce and you will have no ability to pursue any securities included in any Index for payment; if Canadian Imperial Bank of Commerce defaults on its obligations, you could lose all or some of your investment
☐	No periodic interest payments or dividends
☐	No exchange listing; designed to be held to maturity or earlier automatic call

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page PRS-8 herein and “Risk Factors” beginning on page S-1 of the accompanying underlying supplement, page S-1 of the prospectus supplement and page 1 of the prospectus.

The securities are unsecured obligations of Canadian Imperial Bank of Commerce and all payments on the securities are subject to the credit risk of Canadian Imperial Bank of Commerce. The securities will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation or any other government agency or instrumentality of Canada, the United States or any other jurisdiction. The securities are not bail-inable debt securities (as defined on page 6 of the prospectus).

Neither the Securities and Exchange Commission (the “SEC”) nor any state or provincial securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this pricing supplement or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Original Offering Price	Underwriting Discount (1) (2)	Proceeds to CIBC
Per Security	$1,000.00	$24.25	$975.75
Total	$937,000.00	$22,722.25	$914,277.75

(1)	The agent, Wells Fargo Securities, LLC (“Wells Fargo Securities”), will receive an underwriting discount of $24.25 per security. The agent may resell the securities to other securities dealers at the original offering price less a concession of $17.50 per security. Such securities dealers may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC, each an affiliate of Wells Fargo Securities). In addition to the selling concession allowed to WFA, the agent may pay $0.75 per security of the underwriting discount to WFA as a distribution expense fee for each security sold by WFA. See “Terms of the Securities—Agent’s Underwriting Discount and Other Fees” in this pricing supplement and “Use of Proceeds and Hedging” in the underlying supplement for information regarding how we may hedge our obligations under the securities.

(2)	In respect of certain securities sold in this offering, the Issuer may pay a fee of $1.50 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Our estimated value of the securities on the Pricing Date, based on our internal pricing models, is $949.40 per security. The estimated value is less than the original offering price of the securities. See “The Estimated Value of the Securities” in this pricing supplement.

Wells Fargo Securities

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Dow Jones Industrial Average® and the Nasdaq-100® Index due December 5, 2025

Terms of the Securities

Issuer:	Canadian Imperial Bank of Commerce
Market Measure:	The lowest performing of the Russell 2000® Index (Bloomberg ticker symbol “RTY”), the Dow Jones Industrial Average® (Bloomberg ticker symbol “INDU”), and the Nasdaq-100® Index (Bloomberg ticker symbol “NDX”) (each an “Index” and collectively the “Indices”)
Original Offering Price:	$1,000 per security
Face Amount:	The principal amount of $1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Pricing Date:	November 29, 2022
Issue Date:	December 5, 2022
Stated Maturity Date:	December 5, 2025, subject to postponement. The securities are not subject to redemption at the option of CIBC or repayment at the option of any holder of the securities prior to maturity or automatic call.
Automatic Call:

If the Closing Level of the Lowest Performing Index on any Call Observation Date (including the Final Calculation Day) is greater than or equal to its Starting Level, the securities will be automatically called, and on the related Call Payment Date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the face amount plus the Call Premium applicable to the relevant Call Observation Date. The last Call Observation Date is the Final Calculation Day, and payment upon an automatic call on the Final Calculation Day, if applicable, will be made on the Stated Maturity Date.

Any positive return on the securities will be limited to the applicable Call Premium, even if the Closing Level of the Lowest Performing Index on the applicable Call Observation Date significantly exceeds its Starting Level. You will not participate in any appreciation of any Index beyond the applicable Call Premium.

If the securities are automatically called, they will cease to be outstanding on the related Call Payment Date and you will have no further rights under the securities after such Call Payment Date. You will not receive any notice from us if the securities are automatically called.

Call Observation Dates and Call Premiums:	Call Observation Date	Call Premium	Payment per Security upon an Automatic Call
	December 5, 2023	14.00% of the face amount	$1,140.00
	December 5, 2024	28.00% of the face amount	$1,280.00
	November 28, 2025	42.00% of the face amount	$1,420.00

The Call Premium applicable to each Call Observation Date is a percentage of the face amount that increases for each Call Observation Date based on a simple (non-compounding) return of approximately 14.00% per annum.

We refer to November 28, 2025 as the “Final Calculation Day.”

The Call Observation Dates are subject to postponement for non-Trading Days and the occurrence of a Market Disruption Event. See “—Market Disruption Events and Postponement Provisions” below.

Call Payment Date:	Five Business Days after the applicable Call Observation Date (as each such Call Observation Date may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable); provided that the Call Payment Date for the last Call Observation Date will be the Stated Maturity Date.

PRS-2

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Dow Jones Industrial Average® and the Nasdaq-100® Index due December 5, 2025

Maturity Payment Amount:

If the securities are not automatically called, then on the Stated Maturity Date, you will be entitled to receive a cash payment per security in U.S. dollars determined as follows:

•  if the Ending Level of the Lowest Performing Index on the Final Calculation Day is less than its Starting Level but greater than or equal to its Threshold Level: $1,000; or

•  if the Ending Level of the Lowest Performing Index on the Final Calculation Day is less than its Threshold Level:

$1,000 × Performance Factor of the Lowest Performing Index on the Final Calculation Day

 If the securities are not automatically called and the Ending Level of the Lowest Performing Index on the Final Calculation Day is less than its Threshold Level, you will have full downside exposure to the decrease in the level of the Lowest Performing Index on the Final Calculation Day from its Starting Level and will lose more than 40%, and possibly all, of the face amount of your securities at maturity.

Lowest Performing Index:	With respect to any Call Observation Date, the Index with the lowest Performance Factor on that day.
Performance Factor:	With respect to an Index on any Call Observation Date, its Closing Level on such day divided by its Starting Level (expressed as a percentage).
Threshold Level:	1,101.9306 with respect to the RTY, 20,311.518 with respect to the INDU, and 6,902.07 with respect to the NDX, each of which is 60% of its Starting Level.
Starting Level:	1,836.551 with respect to the RTY, 33,852.53 with respect to the INDU, and 11,503.45 with respect to the NDX, each of which was its Closing Level on the Pricing Date.
Ending Level:	With respect to each Index, its Closing Level on the Final Calculation Day.
Closing Level:	With respect to each Index, as defined under “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Certain Definitions” in the accompanying product supplement.
Market Disruption Events and Postponement Provisions:	Each Call Observation Date (including the Final Calculation Day) is subject to postponement due to non-Trading Days and the occurrence of a Market Disruption Event. In addition, the Stated Maturity Date will be postponed if the Final Calculation Day is postponed and will be adjusted for non-Business Days. For more information regarding adjustments to the Call Observation Dates and the Stated Maturity Date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, each Call Observation Date (including the Final Calculation Day) is a “calculation day” and each Call Payment Date (including the Stated Maturity Date) is a “payment date.” In addition, for information regarding the circumstances that may result in a Market Disruption Event, see “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Market Disruption Events” in the accompanying product supplement.
Calculation Agent:	CIBC
Material U.S. Tax Consequences:	For a discussion of the material U.S. federal income tax consequences of the ownership and disposition of the securities, see “Summary of U.S. Federal Income Tax Consequences” in this pricing supplement and “Material U.S. Federal Income Tax Consequences” in the underlying supplement.

Agent’s Underwriting Discount and Other Fees:

Wells Fargo Securities. The agent will receive an underwriting discount of $24.25 per security. The agent may resell the securities to other securities dealers, including securities dealers acting as custodians, at the original offering price of the securities less a concession of $17.50 per security. Such securities dealers may include WFA. In addition to the selling concession allowed to WFA, Wells Fargo Securities may pay $0.75 per security of the underwriting discount to WFA as a distribution expense fee for each security sold by WFA. In addition, in respect of certain securities sold in this offering, the Issuer may pay a fee of $1.50 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

We expect to hedge our obligations through the agent, one of our or its affiliates and/or another unaffiliated counterparty, which expects to realize hedging profits projected by its proprietary pricing models to the extent it assumes the risks inherent in hedging our obligations under the securities. If any dealer participating in the

PRS-3

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Dow Jones Industrial Average® and the Nasdaq-100® Index due December 5, 2025

distribution of the securities or any of its affiliates conducts hedging activities for us in connection with the securities, that dealer or its affiliate will expect to realize a profit projected by its proprietary pricing models from such hedging activities. Any such projected profit will be in addition to any discount, concession or fee received in connection with the sale of the securities to you
Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP / ISIN:	13607XD38 / US13607XD383

PRS-4

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Dow Jones Industrial Average® and the Nasdaq-100® Index due December 5, 2025

About This Pricing Supplement

You should read this pricing supplement together with the prospectus dated September 2, 2021 (the “prospectus”), the prospectus supplement dated September 2, 2021 (the “prospectus supplement”), the Product Supplement No. WF-1 dated June 27, 2022 (the “product supplement”), and the Equity Index Underlying Supplement dated September 2, 2021 (the “underlying supplement”), relating to our Senior Global Medium-Term Notes, of which these securities are a part, for additional information about the securities. Information included in this pricing supplement supersedes information in the product supplement, the underlying supplement, the prospectus supplement and the prospectus to the extent it is different from that information. The section entitled “General Terms of the Securities” in the product supplement shall supersede and replace the section entitled “Certain Terms of the Notes” in the underlying supplement. Certain defined terms used but not defined herein have the meanings set forth in the product supplement, the underlying supplement, the prospectus supplement and the prospectus.

You should rely only on the information contained in or incorporated by reference in this pricing supplement, the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. This pricing supplement may be used only for the purpose for which it has been prepared. No one is authorized to give information other than that contained in this pricing supplement, the accompanying product supplement, underlying supplement, prospectus supplement and prospectus, and in the documents referred to in these documents and which are made available to the public. We have not, and Wells Fargo Securities has not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

We are not, and Wells Fargo Securities is not, making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in or incorporated by reference in this pricing supplement, the accompanying product supplement, underlying supplement, prospectus supplement or prospectus is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this pricing supplement, nor the accompanying product supplement, underlying supplement, prospectus supplement or prospectus constitutes an offer, or an invitation on our behalf or on behalf of Wells Fargo Securities, to subscribe for and purchase any of the securities and may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

The Bank, Wells Fargo Securities or any of our respective affiliates may use this pricing supplement in market-making transactions in the securities after their initial sale. However, it is not obligated to do so and may discontinue making a market at any time without notice.

References to “CIBC,” “the Issuer,” “the Bank,” “we,” “us” and “our” in this pricing supplement are references to Canadian Imperial Bank of Commerce and not to any of our subsidiaries, unless we state otherwise or the context otherwise requires.

You may access the product supplement, the underlying supplement, the prospectus supplement and the prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

•	Product supplement dated June 27, 2022:

https://www.sec.gov/Archives/edgar/data/1045520/000110465922074626/tm2217276d48_424b5.htm

•	Underlying supplement dated September 2, 2021:

https://www.sec.gov/Archives/edgar/data/1045520/000110465921112442/tm2123981d23_424b5.htm

•	Prospectus supplement dated September 2, 2021:

https://www.sec.gov/Archives/edgar/data/1045520/000110465921112440/tm2123981d29_424b5.htm

•	Prospectus dated September 2, 2021:

https://www.sec.gov/Archives/edgar/data/1045520/000110465921112558/tm2123981d24_424b3.htm

PRS-5

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Dow Jones Industrial Average® and the Nasdaq-100® Index due December 5, 2025

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

●	believe that the Closing Level of the Lowest Performing Index on one of the Call Observation Dates will be greater than or equal to its Starting Level;
●	seek the potential for a fixed return if the Lowest Performing Index has appreciated at all as of any of the Call Observation Dates in lieu of full participation in any potential appreciation of the Lowest Performing Index;
●	are willing to accept the risk that if the Closing Level of the Lowest Performing Index on each of the Call Observation Dates (including the Final Calculation Day) is less than its Starting Level, they will not receive any positive return on their investment in the securities;
●	are willing to accept the risk that if the securities are not automatically called and the Ending Level of the Lowest Performing Index on the Final Calculation Day is less than its Starting Level by more than 40%, they will be fully exposed to the decrease in the Lowest Performing Index from its Starting Level and will lose more than 40%, and possibly all, of the face amount at maturity;
●	understand that the term of the securities may be as short as approximately one year and that they will not receive a higher Call Premium payable with respect to a later Call Observation Date if the securities are called on an earlier Call Observation Date;
●	understand that the return on the securities will depend solely on the performance of the Lowest Performing Index on each Call Observation Date and that they will not benefit in any way from the performance of the better performing Indices;
●	understand that the securities are riskier than alternative investments linked to only one of the Indices or linked to a basket composed of the Indices;
●	are willing to forgo periodic interest payments on the securities and dividends on securities included in any Index; and
●	are willing to hold the securities until maturity or earlier automatic call.

The securities may not be an appropriate investment for investors who:

●	seek a liquid investment or are unable or unwilling to hold the securities to maturity or earlier automatic call;
●	believe that the Closing Level of the Lowest Performing Index on each of the Call Observation Dates will be less than its Starting Level;
●	seek a security with a fixed term;
●	seek full return at maturity of the face amount of the securities;
●	are unwilling to accept the risk that, if the Closing Level of the Lowest Performing Index on each of the Call Observation Dates (including the Final Calculation Day) is less than its Starting Level, they will not receive any positive return on their investment in the securities;
●	are unwilling to accept the risk that the securities are not automatically called and the Closing Level of the Lowest Performing Index on the Final Calculation Day may decrease by more than 40% from its Starting Level to its Ending Level;
●	are unwilling to purchase securities with an estimated value as of the Pricing Date that is lower than the original offering price;
●	seek current income;
●	are unwilling to accept the risk of exposure to any Index;
●	seek uncapped exposure to the upside performance of any or each Index beyond the applicable Call Premiums;
●	seek exposure to a basket composed of the Indices or a similar investment in which the overall return is based on a blend of the performances of the Indices, rather than solely on the Lowest Performing Index;
●	are unwilling to accept the credit risk of CIBC; or
●	prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein and the “Risk Factors” in the accompanying underlying supplement for risks related to an investment in the securities.

PRS-6

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Dow Jones Industrial Average® and the Nasdaq-100® Index due December 5, 2025

Determining Timing and Amount of Payment on the Securities

Whether the securities are automatically called on any Call Observation Date will each be determined based on the Closing Level of the Lowest Performing Index on the applicable Call Observation Date as follows:

If the securities have not been automatically called, then on the Stated Maturity Date, you will receive the Maturity Payment Amount calculated as follows:

PRS-7

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Dow Jones Industrial Average® and the Nasdaq-100® Index due December 5, 2025

Selected Risk Considerations

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of the risks relating to the securities generally in the “Risk Factors” beginning on page S-1 of the accompanying underlying supplement, page S-1 of the prospectus supplement and page 1 of the prospectus. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the securities in light of your particular circumstances.

Risks Relating To The Structure Of The Securities

If The Securities Are Not Automatically Called And The Ending Level Of The Lowest Performing Index On The Final Calculation Day Is Less Than Its Threshold Level, You Will Lose More Than 40%, And Possibly All, Of The Face Amount Of Your Securities At Maturity.

We will not repay you a fixed amount on the securities at maturity. If the Closing Level of the Lowest Performing Index on each Call Observation Date is less than its Starting Level, the securities will not be automatically called, and you will receive a Maturity Payment Amount that will be equal to or less, and possibly significantly less, than the face amount, depending on the Ending Level of the Lowest Performing Index on the Final Calculation Day (i.e., its Closing Level on the Final Calculation Day).

If the Ending Level of the Lowest Performing Index on the Final Calculation Day is less than its Threshold Level, the Maturity Payment Amount will be less than the face amount and you will have full downside exposure to the decrease in the level of the Lowest Performing Index from its Starting Level. resulting in a loss of 1% of the face amount for every 1% decline in the Lowest Performing Index. The Threshold Level of each Index is 60% of its Starting Level. For example, if the Lowest Performing Index on the Final Calculation Day has declined by 40.1% from its Starting Level to its Ending Level, you will not receive any benefit of the contingent downside feature and you will lose 40.1% of the face amount. As a result, if the level of the Lowest Performing Index on the Final Calculation Day declines below its Threshold Level, you will lose more than 40%, and possibly all, of the face amount at maturity. This is the case even if the level of the Lowest Performing Index on the Final Calculation Day is greater than or equal to its Starting Level or its Threshold Level at certain other times during the term of the securities.

If the securities are not automatically called, your return on the securities will be zero or negative, and therefore will be less than the return you would earn if you bought a traditional interest-bearing debt security of CIBC or another issuer with a similar credit rating with the same Stated Maturity Date.

The Potential Return On The Securities Is Limited To The Call Premium.

The potential return on the securities is limited to the applicable Call Premium, regardless of the performance of the Lowest Performing Index on the applicable Call Observation Date. The Lowest Performing Index may appreciate by significantly more than the percentage represented by the applicable Call Premium from the Pricing Date through the applicable Call Observation Date, in which case an investment in the securities will underperform a hypothetical alternative investment providing a 1-to-1 return based on the performance of the Lowest Performing Index. Furthermore, if the securities are called on an earlier Call Observation Date, you will receive a lower Call Premium than if the securities were called on a later Call Observation Date, and accordingly, if the securities are called on one of the earlier Call Observation Dates, you will not receive the highest potential Call Premium.

You Will Be Subject To Reinvestment Risk.

If your securities are automatically called early, the term of the securities may be reduced to as short as approximately one year. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity.

The Securities Are Subject To The Full Risks Of Each Index And Will Be Negatively Affected If Any Index Performs Poorly, Even If The Other Indices Perform Favorably.

You are subject to the full risks of each Index. If any Index performs poorly, you will be negatively affected, even if the other Indices perform favorably. The securities are not linked to a basket composed of the Indices, where the better performance of some Indices could offset the poor performance of others. Instead, you are subject to the full risks of whichever Index is the Lowest Performing Index on each Call Observation Date. As a result, the securities are riskier than an alternative investment linked to only one of the

PRS-8

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Dow Jones Industrial Average® and the Nasdaq-100® Index due December 5, 2025

Indices or linked to a basket composed of the Indices. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Index.

Your Return On The Securities Will Depend Solely On The Performance Of The Lowest Performing Index On Each Call Observation Date, And You Will Not Benefit In Any Way From The Performance Of The Better Performing Indices.

Your return on the securities will depend solely on the performance of the Lowest Performing Index on each Call Observation Date. Although it is necessary for each Index to close at or above its respective Starting Level on the relevant Call Observation Date in order for you to receive the applicable Call Premium, you will not benefit in any way from the performance of the better performing Indices. The securities may underperform an alternative investment linked to a basket composed of the Indices, since in such case the performance of the better performing Indices would be blended with the performance of the Lowest Performing Index, resulting in a better return than the return of the Lowest Performing Index alone.

You Will Be Subject To Risks Resulting From The Relationship Among The Indices.

It is preferable from your perspective for the Indices to be correlated with each other so that their levels will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Indices will not exhibit this relationship. The less correlated the Indices, the more likely it is that any one of the Indices will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Indices to perform poorly; the performance of the better performing Indices is not relevant to your return on the securities. It is impossible to predict what the relationship among the Indices will be over the term of the securities. To the extent the Indices represent different equity markets, such equity markets may not perform similarly over the term of the securities.

No Periodic Interest Will Be Paid On The Securities.

No periodic interest will be paid on the securities. However, if the securities were classified for U.S. federal income tax purposes as contingent payment debt instruments rather than prepaid cash-settled derivative contracts, you would be required to accrue interest income over the term of your securities. See “Summary of U.S. Federal Income Tax Consequences” in this pricing supplement and “Material U.S. Federal Income Tax Consequences” in the underlying supplement.

A Call Payment Date Or The Stated Maturity Date May Be Postponed If A Calculation Day Is Postponed.

A Call Observation Date, including the Final Calculation Day with respect to an Index, will be postponed if the applicable originally scheduled Call Observation Date is not a Trading Day with respect to any Index or if the calculation agent determines that a Market Disruption Event has occurred or is continuing with respect to that Index on that Call Observation Date. If such a postponement occurs with respect to a Call Observation Date other than the Final Calculation Day, then the related Call Payment Date will be postponed. If such a postponement occurs with respect to the Final Calculation Day, the Stated Maturity Date will be the later of (i) the initial Stated Maturity Date and (ii) three Business Days after the last Final Calculation Day, as postponed.

Risk Relating To The Credit Risk Of CIBC

The Securities Are Subject To The Credit Risk Of Canadian Imperial Bank of Commerce.

The securities are our obligations exclusively and are not, either directly or indirectly, an obligation of any third party. Any amounts payable under the securities are subject to our creditworthiness, and you will have no ability to pursue any securities included in any Index for payment. As a result, our actual and perceived creditworthiness and actual or anticipated decreases in our credit ratings may affect the value of the securities and, in the event we were to default on our obligations, you may not receive any amounts owed to you under the terms of the securities. See “Description of Senior Debt Securities—Events of Default” in the prospectus.

Risks Relating To The Estimated Value Of The Securities And Any Secondary Market

Our Estimated Value Of The Securities Is Lower Than The Original Offering Price Of The Securities.

Our estimated value is only an estimate using several factors. The original offering price of the securities exceeds our estimated value because costs associated with selling and structuring the securities, as well as hedging the securities, are included in the original offering price of the securities. See “The Estimated Value of the Securities” in this pricing supplement.

Our Estimated Value Does Not Represent Future Values Of The Securities And May Differ From Others’ Estimates.

Our estimated value of the securities was determined by reference to our internal pricing models when the terms of the securities were set. This estimated value was based on market conditions and other relevant factors existing at that time and our assumptions about

PRS-9

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Dow Jones Industrial Average® and the Nasdaq-100® Index due December 5, 2025

market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the securities that are greater than or less than our estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which Wells Fargo Securities or any other person would be willing to buy securities from you in secondary market transactions. See “The Estimated Value of the Securities” in this pricing supplement.

Our Estimated Value Was Not Determined By Reference To Credit Spreads For Our Conventional Fixed-Rate Debt.

The internal funding rate used in the determination of our estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. If we were to have used the interest rate implied by our conventional fixed-rate credit spreads, we would expect the economic terms of the securities to be more favorable to you. Consequently, our use of an internal funding rate had an adverse effect on the terms of the securities and could have an adverse effect on any secondary market prices of the securities. See “The Estimated Value of the Securities” in this pricing supplement.

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which Wells Fargo Securities Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.

The price, if any, at which Wells Fargo Securities or any of its affiliates may purchase the securities in the secondary market will be based on Wells Fargo Securities’ proprietary pricing models and will fluctuate over the term of the securities as a result of changes in the market and other factors described in the next risk factor. Any such secondary market price for the securities will also be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Unless the factors described in the next risk factor change significantly in your favor, any such secondary market price for the securities will likely be less than the original offering price.

If Wells Fargo Securities or any of its affiliates makes a secondary market in the securities at any time up to the Issue Date or during the three-month period following the Issue Date, the secondary market price offered by Wells Fargo Securities or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by Wells Fargo Securities or any of its affiliates during this period will be higher than it would be if it were based solely on Wells Fargo Securities’ proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this three-month period. If you hold the securities through an account at Wells Fargo Securities or one of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement. If you hold your securities through an account at a broker-dealer other than Wells Fargo Securities or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at Wells Fargo Securities or any of its affiliates.

The Value Of The Securities Prior To Maturity Or Automatic Call Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the securities prior to maturity or automatic call will be affected by the then-current level of each Index, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, among others, are expected to affect the value of the securities: Indices’ performance; volatility of the Indices; economic and other conditions generally; interest rates; dividend yields on securities included in the Indices; our credit ratings or credit spreads; and time remaining to maturity. When we refer to the “value” of your security, we mean the value you could receive for your security if you are able to sell it in the open market before the Stated Maturity Date.

The value of the securities will also be limited by the automatic call feature because if the securities are automatically called, the return will not be greater than the applicable Call Premium. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the level of any or all of the Indices. Because numerous factors are expected to affect the value of the securities, changes in the levels of the Indices may not result in a comparable change in the value of the securities.

PRS-10

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Dow Jones Industrial Average® and the Nasdaq-100® Index due December 5, 2025

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.

The securities will not be listed on any securities exchange. Although Wells Fargo Securities and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop for the securities. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which Wells Fargo Securities and/or its affiliates are willing to buy your securities.

If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to maturity or automatic call. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to maturity or automatic call.

Risks Relating To The Indices

An Investment In The Securities Is Subject To Risks Associated With Investing In Stocks With A Small Market Capitalization.

The stocks that constitute the RTY are issued by companies with relatively small market capitalization. These companies often have greater stock price volatility, lower trading volume and less liquidity than large capitalization companies. As a result, the RTY may be more volatile than that of an equity index that does not track solely small capitalization stocks. Stock prices of small capitalization companies are also generally more vulnerable than those of large capitalization companies to adverse business and economic developments, and the stocks of small capitalization companies may be thinly traded, and be less attractive to many investors if they do not pay dividends. In addition, small capitalization companies are typically less well-established and less stable financially than large capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of those individuals. Small capitalization companies tend to have lower revenues, less diverse product lines, smaller shares of their target markets, fewer financial resources and fewer competitive strengths than large capitalization companies. These companies may also be more susceptible to adverse developments related to their products or services.

There Are Risks Associated With Investments In Securities Linked To The Value Of Non-U.S. Equity Securities.

Some of the equity securities composing the NDX are issued by non-U.S. companies. Investments in securities linked to the value of such non-U.S. equity securities, such as the securities, involve risks associated with the home countries of the issuers of those non-U.S. equity securities. The prices of securities in non-U.S. markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.

Risks Relating To Conflicts Of Interest

We Or One Of Our Affiliates Will Be The Calculation Agent And, As A Result, Potential Conflicts Of Interest Could Arise.

We or one of our affiliates will be the calculation agent for purposes of determining, among other things, the Closing Levels of each Index on each Call Observation Date and whether the securities are automatically called and may be required to make other determinations that affect the return you receive on the securities. In making these determinations, the calculation agent may be required to make discretionary judgments, including determining whether a Market Disruption Event has occurred on a scheduled Call Observation Date with respect to an Index, which may result in postponement of that Call Observation Date for that Index; determining the Closing Level of an Index if a Call Observation Date for that Index is postponed to the last day to which it may be postponed and a Market Disruption Event occurs on that day; if publication of an Index is discontinued, selecting a successor or, if no successor is available, determining the Closing Level of such Index on the applicable Call Observation Date; and determining whether to adjust the Closing Level of an Index on a Call Observation Date in the event of certain changes in or modifications to that Index. Although the calculation agent will exercise its judgment in good faith when performing its functions, potential conflicts of interest may exist between the calculation agent and you.

Our Economic Interests And Those Of Any Dealer Participating In The Offering Of Securities Will Potentially Be Adverse To Your Interests.

You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” will potentially be adverse to your interests as an investor in the securities. In engaging in certain of the activities described below, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your

PRS-11

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Dow Jones Industrial Average® and the Nasdaq-100® Index due December 5, 2025

interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.

•	Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the level of an Index.
•	Business activities of our affiliates or any participating dealer or its affiliates with the companies whose securities are included in an Index may adversely affect the level of such Index.
•	Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the level of an Index.
•	Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the level of an Index.
•	A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession and/or any fee, creating a further incentive for the participating dealer to sell the securities to you.

Risks Relating To Tax

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the U.S. Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid cash-settled derivative contracts. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. As described under “Material U.S. Federal Income Tax Consequences” in the underlying supplement, the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect.

Both U.S. and non-U.S. persons considering an investment in the securities should review carefully “Summary of U.S. Federal Income Tax Consequences” in this pricing supplement and “Material U.S. Federal Income Tax Consequences” in the underlying supplement and consult their tax advisors regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

There Can Be No Assurance That The Canadian Federal Income Tax Consequences Of An Investment In The Securities Will Not Change In The Future.

There can be no assurance that Canadian federal income tax laws, the judicial interpretation thereof, or the administrative policies and assessing practices of the Canada Revenue Agency will not be changed in a manner that adversely affects investors. For a discussion of the Canadian federal income tax consequences of investing in the securities, please read the section entitled “Certain Canadian Federal Income Tax Considerations” in this pricing supplement as well as the section entitled “Material Income Tax Consequences—Canadian Taxation” in the accompanying prospectus. You should consult your tax advisor with respect to your own particular situation.

PRS-12

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Dow Jones Industrial Average® and the Nasdaq-100® Index due December 5, 2025

Hypothetical Examples and Returns

The payout profile, return tables and examples below illustrate hypothetical payments upon an automatic call or at maturity for a $1,000 face amount security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent the actual Starting Level or Threshold Level of any Index. The hypothetical Starting Level of 100.00 has been chosen for illustrative purposes only and does not represent the actual Starting Level of any Index. The actual Starting Level and Threshold Level of each Index are set forth under “Terms of the Securities” above. For historical data regarding the actual Closing Levels of the Indices, see the historical information set forth herein. The payout profile, return table and examples below assume that an investor purchases the securities for $1,000 per security. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The actual amount you receive at stated maturity or upon automatic call and the resulting pre-tax total rate of return will depend on the actual terms of the securities.

Call Premiums:	14.00% for the first Call Observation Date, 28.00% for the second Call Observation Date and 42.00% for the third Call Observation Date
Hypothetical Starting Level of each Index:	100.00
Hypothetical Threshold Level of each Index:	60.00 (60% of the hypothetical Starting Level)

Hypothetical Payout Profile

PRS-13

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Dow Jones Industrial Average® and the Nasdaq-100® Index due December 5, 2025

Hypothetical Returns

If the securities are automatically called:

Hypothetical Call Observation Date on which Securities are Automatically Called	Hypothetical Payment Per Security on Related Call Payment Date	Hypothetical Pre-Tax Total Rate of Return
1st Call Observation Date	$1,140.00	14.00%
2nd Call Observation Date	$1,280.00	28.00%
3rd Call Observation Date	$1,420.00	42.00%

If the securities are not automatically called:

Hypothetical Performance Factor of Lowest Performing Index on Final Calculation Day	Hypothetical Maturity Payment Amount Per Security	Hypothetical Pre-Tax Total Rate of Return(1)
99.99%	$1,000.00	0.00%
95.00%	$1,000.00	0.00%
90.00%	$1,000.00	0.00%
80.00%	$1,000.00	0.00%
70.00%	$1,000.00	0.00%
60.00%	$1,000.00	0.00%
59.00%	$590.00	-41.00%
25.00%	$250.00	-75.00%
0.00%	$0.00	-100.00%

(1)	The hypothetical pre-tax total rate of return is the number, expressed as a percentage, that results from comparing the payment per security upon automatic call or at maturity to the face amount of $1,000.

Hypothetical Examples Of Payment Upon An Automatic Call Or At Stated Maturity

Example 1. The Closing Level of the Lowest Performing Index on the first Call Observation Date is greater than its Starting Level, and the securities are automatically called on the first Call Observation Date:

	RTY	INDU	NDX
Hypothetical Starting Level:	100.00	100.00	100.00
Hypothetical Closing Level on first Call Observation Date:	125.00	140.00	130.00
Performance Factor on first Call Observation Date (Closing Level on first Call Observation Date divided by Starting Level):	125.00%	140.00%	130.00%

Step 1: Determine which Index is the Lowest Performing Index on the first Call Observation Date.

In this example, the RTY has the lowest Performance Factor on the first Call Observation Date and is, therefore, the Lowest Performing Index on the first Call Observation Date.

Step 2: Determine the payment upon automatic call.

Because the hypothetical Closing Level of the Lowest Performing Index on the first Call Observation Date is greater than its hypothetical Starting Level, the securities are automatically called on the first Call Observation Date and you will receive on the related Call Payment Date the face amount of your securities plus the Call Premium of 14.00% of the face amount. Even though the Lowest Performing Index on the first Call Observation Date appreciated by 25% from its Starting Level to its Closing Level on the first Call Observation Date in this example, your return is limited to the Call Premium of 14.00% that is applicable to such Call Observation Date.

On the Call Payment Date, you would receive $1,140.00 per security.

PRS-14

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Dow Jones Industrial Average® and the Nasdaq-100® Index due December 5, 2025

Example 2. The securities are not automatically called prior to the last Call Observation Date (the Final Calculation Day). The Closing Level of the Lowest Performing Index on the Final Calculation Day is greater than its Starting Level, and the securities are automatically called on the Final Calculation Day:

	RTY	INDU	NDX
Hypothetical Starting Level:	100.00	100.00	100.00
Hypothetical Closing Levels on Call Observation Dates prior to the Final Calculation Day:	Various (all above Starting Level)	Various (all below Starting Level)	Various (all below Starting Level)
Hypothetical Closing Level on Final Calculation Day (i.e., the Ending Level):	120.00	110.00	105.00
Performance Factor on Final Calculation Day (Ending Level divided by Starting Level):	120.00%	110.00%	105.00%

Step 1: Determine which Index is the Lowest Performing Index on the Final Calculation Day.

In this example, the NDX has the lowest Performance Factor on the Final Calculation Day and is, therefore, the Lowest Performing Index on the Final Calculation Day.

Step 2: Determine the payment upon automatic call.

Because the hypothetical Closing Level of the Lowest Performing Index on each Call Observation Date prior to the last Call Observation Date (which is the Final Calculation Day) is less than its hypothetical Starting Level, the securities are not called prior to the Final Calculation Day. Because the hypothetical Closing Level of the Lowest Performing Index on the Final Calculation Day is greater than its hypothetical Starting Level, the securities are automatically called on the Final Calculation Day and you will receive on the related Call Payment Date (which is the Stated Maturity Date) the face amount of your securities plus the Call Premium of 42.00% of the face amount.

On the Call Payment Date (which is the Stated Maturity Date), you would receive $1,420.00 per security.

Example 3. The securities are not automatically called. The Ending Level of the Lowest Performing Index on the Final Calculation Day is less than its Starting Level but greater than its Threshold Level and the Maturity Payment Amount is equal to the face amount:

	RTY	INDU	NDX
Hypothetical Starting Level:	100.00	100.00	100.00
Hypothetical Closing Levels on Call Observation Dates prior to the Final Calculation Day:	Various (all above Starting Level)	Various (all below Starting Level)	Various (all below Starting Level)
Hypothetical Ending Level:	85.00	115.00	110.00
Hypothetical Threshold Level:	60.00	60.00	60.00
Performance Factor on Final Calculation Day (Ending Level divided by Starting Level):	85.00%	115.00%	110.00%

Step 1: Determine which Index is the Lowest Performing Index on the Final Calculation Day.

In this example, the RTY has the lowest Performance Factor and is, therefore, the Lowest Performing Index on the Final Calculation Day.

Step 2: Determine the payment at maturity based on the Ending Level of the Lowest Performing Index on the Final Calculation Day.

Because the hypothetical Closing Level of the Lowest Performing Index on each Call Observation Date (including the Final Calculation Day) is less than its hypothetical Starting Level, the securities are not automatically called. Because the hypothetical Ending Level of the Lowest Performing Index on the Final Calculation Day is less than its hypothetical Starting Level, but not by more than 40%, you would receive the face amount of your securities at maturity.

On the Stated Maturity Date, you would receive $1,000.00 per security.

Example 4. The securities are not automatically called. The Ending Level of the Lowest Performing Index on the Final Calculation Day is less than its Threshold Level and the Maturity Payment Amount is less than the face amount:

PRS-15

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Dow Jones Industrial Average® and the Nasdaq-100® Index due December 5, 2025

	RTY	INDU	NDX
Hypothetical Starting Level:	100.00	100.00	100.00
Hypothetical Closing Levels on Call Observation Dates prior to the Final Calculation Day:	Various (all above Starting Level)	Various (all below Starting Level)	Various (all below Starting Level)
Hypothetical Ending Level:	120.00	50.00	90.00
Hypothetical Threshold Level:	60.00	60.00	60.00
Performance Factor on Final Calculation Day (Ending Level divided by Starting Level):	120.00%	50.00%	90.00%

Step 1: Determine which Index is the Lowest Performing Index on the Final Calculation Day.

In this example, the INDU has the lowest Performance Factor and is, therefore, the Lowest Performing Index on the Final Calculation Day.

Step 2: Determine the payment at maturity based on the Ending Level of the Lowest Performing Index on the Final Calculation Day.

Because the hypothetical Closing Level of the Lowest Performing Index on each Call Observation Date (including the Final Calculation Day) is less than its hypothetical Starting Level, the securities are not automatically called. Because the hypothetical Ending Level of the Lowest Performing Index on the Final Calculation Day is less than its hypothetical Starting Level by more than 40%, you would lose a portion of the face amount of your securities and receive the Maturity Payment Amount equal to:

$1,000 × 50.00% = $500.00

On the Stated Maturity Date, you would receive $500.00 per security. As this example illustrates, if any Index depreciates below its Threshold Level on the Final Calculation Day, you will incur a loss on the securities at maturity, even if the other Indices have appreciated or have not declined below their respective Threshold Levels.

PRS-16

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Dow Jones Industrial Average® and the Nasdaq-100® Index due December 5, 2025

The Indices

The Russell 2000® Index

The Russell 2000® Index (Bloomberg ticker: “RTY <Index>”) (the “RTY”) is calculated, maintained and published by FTSE Russell. The RTY measures the performance of the small-cap segment of the U.S. equity universe. The RTY is a subset of the Russell 3000® Index, representing approximately 10% of the total market capitalization of that index. It includes approximately 2,000 of the smallest securities based on a combination of their market cap and current index membership. See “Index Descriptions—The Russell Indices” beginning on page S-31 of the accompanying underlying supplement for additional information about the RTY.

Historical Data

We obtained the Closing Levels of the RTY in the graph below from Bloomberg Finance L.P. (“Bloomberg”) without independent verification. The historical performance of the RTY should not be taken as an indication of future performance, and no assurances can be given as to the Closing Level of the RTY on any Call Observation Date (including the Final Calculation Day). We cannot give you assurance that the performance of the RTY will result in the return of any of your investment.

The following graph sets forth daily Closing Levels of the RTY for the period from January 1, 2017 to November 29, 2022. The Closing Level of the RTY on November 29, 2022 was 1,836.551.

Historical Performance of the Russell 2000® Index

Source: Bloomberg

PRS-17

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Dow Jones Industrial Average® and the Nasdaq-100® Index due December 5, 2025

The Dow Jones Industrial Average®

The Dow Jones Industrial Average® (Bloomberg ticker: “INDU <Index>”) (the “INDU”) is calculated, maintained and published by S&P Dow Jones Indices LLC. The INDU is a price-weighted index of 30 U.S. blue-chip stocks, which represent all economic industries except transportation and utilities. See “Index Descriptions—The Dow Jones Industrial Average®” beginning on page S-10 of the accompanying underlying supplement for additional information about the INDU.

Historical Data

We obtained the Closing Levels of the INDU in the graph below from Bloomberg without independent verification. The historical performance of the INDU should not be taken as an indication of future performance, and no assurances can be given as to the Closing Level of the INDU on any Call Observation Date (including the Final Calculation Day). We cannot give you assurance that the performance of the INDU will result in the return of any of your investment.

The following graph sets forth daily Closing Levels of the INDU for the period from January 1, 2017 to November 29, 2022. The Closing Level of the INDU on November 29, 2022 was 33,852.53.

Historical Performance of the Dow Jones Industrial Average®

Source: Bloomberg

PRS-18

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Dow Jones Industrial Average® and the Nasdaq-100® Index due December 5, 2025

The Nasdaq-100® Index

The Nasdaq-100® Index (Bloomberg ticker: “NDX <Index>”) (the “NDX”) is calculated, maintained and published by Nasdaq, Inc. The NDX includes 100 of the largest domestic and international non-financial companies listed on The Nasdaq Stock Market based on market capitalization. The NDX reflects companies across major industry groups including computer hardware and software, telecommunications, retail/wholesale trade and biotechnology. It does not contain securities of financial companies including investment companies. See “Index Descriptions—The Nasdaq-100® Index” beginning on page S-26 of the accompanying underlying supplement for additional information about the NDX.

Historical Data

We obtained the Closing Levels of the NDX in the graph below from Bloomberg without independent verification. The historical performance of the NDX should not be taken as an indication of future performance, and no assurances can be given as to the Closing Level of the NDX on any Call Observation Date (including the Final Calculation Day). We cannot give you assurance that the performance of the NDX will result in the return of any of your investment.

The following graph sets forth daily Closing Levels of the NDX for the period from January 1, 2017 to November 29, 2022. The Closing Level of the NDX on November 29, 2022 was 11,503.45.

Historical Performance of the Nasdaq-100® Index

Source: Bloomberg

PRS-19

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Dow Jones Industrial Average® and the Nasdaq-100® Index due December 5, 2025

The Estimated Value of the Securities

The estimated value of the securities set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using our internal funding rate for structured debt described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The estimated value does not represent a minimum price at which Wells Fargo Securities or any other person would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the Bank’s estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. The discount is based on, among other things, our view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for our conventional fixed-rate debt. For additional information, see “Risk Factors—Our Estimated Value Was Not Determined By Reference To Credit Spreads For Our Conventional Fixed-Rate Debt” in this pricing supplement. The value of the derivative or derivatives underlying the economic terms of the securities is derived from the Bank’s or a third party hedge provider’s internal pricing models. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the Bank’s estimated value of the securities was determined when the terms of the securities were set based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors—Our Estimated Value Does Not Represent Future Values Of The Securities And May Differ From Others’ Estimates” in this pricing supplement.

The Bank’s estimated value of the securities is lower than the original offering price of the securities because costs associated with selling, structuring and hedging the securities are included in the original offering price of the securities. These costs include the selling commissions paid to affiliated or unaffiliated dealers, the projected profits that our hedge counterparties, which may include our affiliates, expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the securities. See “Risk Factors—Our Estimated Value of the Securities Is Lower Than The Original Offering Price Of The Securities” in this pricing supplement.

PRS-20

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Dow Jones Industrial Average® and the Nasdaq-100® Index due December 5, 2025

Summary of U.S. Federal Income Tax Consequences

The following discussion is a brief summary of the material U.S. federal income tax considerations relating to an investment in the securities. The following summary is not complete and is both qualified and supplemented by, or in some cases supplements, the discussion entitled “Material U.S. Federal Income Tax Consequences” in the underlying supplement, which you should carefully review prior to investing in the securities.

The U.S. federal income tax consequences of your investment in the securities are uncertain. No statutory, judicial or administrative authority directly discusses how the securities should be treated for U.S. federal income tax purposes. In the opinion of our tax counsel, Mayer Brown LLP, it would generally be reasonable to treat the securities as prepaid cash-settled derivative contracts. By purchasing the securities, you agree to treat the securities in this manner for all U.S. federal income tax purposes. If this treatment is respected, you should generally recognize capital gain or loss upon the sale, exchange, redemption or payment on maturity in an amount equal to the difference between the amount you receive at such time and the amount that you paid for your securities. Such gain or loss should generally be long-term capital gain or loss if you have held your securities for more than one year. Non-U.S. Holders should consult the section entitled “Material U.S. Federal Income Tax Consequences—Non-U.S. Holders” in the underlying supplement.

The expected characterization of the securities is not binding on the IRS or the courts. Thus, it is possible that the IRS would seek to characterize your securities in a manner that results in tax consequences to you that are different from those described above or in the accompanying underlying supplement. Such alternate treatments could include a requirement that a holder accrue ordinary income over the life of the securities or treat all gain or loss at maturity as ordinary gain or loss. For a more detailed discussion of certain alternative characterizations with respect to your securities and certain other considerations with respect to your investment in the securities, you should consider the discussion set forth in “Material U.S. Federal Income Tax Consequences” of the underlying supplement. We are not responsible for any adverse consequences that you may experience as a result of any alternative characterization of the securities for U.S. federal income tax or other tax purposes.

With respect to the discussion in the underlying supplement regarding “dividend equivalent” payments, the IRS has issued a notice that provides that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2025. Based on our determination that the securities are not “delta-one” instruments, Non-U.S. Holders should not be subject to withholding on dividend equivalent payments, if any, under the securities. For a more detailed discussion of withholding responsibilities on dividend equivalent payments, Non-U.S. Holders should consult the section entitled “Material U.S. Federal Income Tax Consequences—Non-U.S. Holders” in the underlying supplement and consult with their own tax advisors.

You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of the securities for U.S. federal income tax purposes. You should also consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the securities in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

PRS-21

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Dow Jones Industrial Average® and the Nasdaq-100® Index due December 5, 2025

Certain Canadian Federal Income Tax Considerations

In the opinion of Blake, Cassels & Graydon LLP, our Canadian tax counsel, the following summary describes the principal Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations thereto (the “Canadian Tax Act”) generally applicable at the date hereof to a purchaser who acquires beneficial ownership of a security pursuant to this pricing supplement and who for the purposes of the Canadian Tax Act and at all relevant times: (a) is neither resident nor deemed to be resident in Canada; (b) deals at arm’s length with CIBC and any transferee resident (or deemed to be resident) in Canada to whom the purchaser disposes of the security; (c) does not use or hold and is not deemed to use or hold the security in, or in the course of, carrying on a business in Canada; (d) is entitled to receive all payments (including any interest and principal) made on the security; (e) is not a, and deals at arm’s length with any, “specified shareholder” of CIBC for purposes of the thin capitalization rules in the Canadian Tax Act; and (f) is not an entity in respect of which CIBC is a “specified entity” for purposes of the Hybrid Mismatch Proposals, as defined below (a “Non-Resident Holder”). For these purposes, a “specified shareholder” generally includes a person who (either alone or together with persons with whom that person is not dealing at arm’s length for the purposes of the Canadian Tax Act) owns or has the right to acquire or control or is otherwise deemed to own 25% or more of CIBC’s shares determined on a votes or fair market value basis, and an entity in respect of which CIBC is a ”specified entity” generally includes (i) an entity that is a specified shareholder of CIBC (as defined above), (ii) an entity in which CIBC (either alone or together with entities with whom CIBC is not dealing at arm’s length for purposes of the Canadian Tax Act) owns or has the right to acquire or control or is otherwise deemed to own a 25% or greater equity interest, and (iii) an entity in which an entity described in (i) (either alone or together with entities with whom such entity is not dealing at arm’s length for purposes of the Canadian Tax Act) owns or has the right to acquire or control or is otherwise deemed to own a 25% or greater equity interest. Special rules which apply to non-resident insurers carrying on business in Canada and elsewhere are not discussed in this summary.

For greater certainty, this summary takes into account all specific proposals to amend the Canadian Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof, including the proposals released on April 29, 2022 with respect to “hybrid mismatch arrangements” (the “Hybrid Mismatch Proposals”). This summary assumes that no amount paid or payable to a holder described herein will be the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of proposed paragraph 18.4(3)(b) of the Canadian Tax Act contained in the Hybrid Mismatch Proposals. Investors should note that the Hybrid Mismatch Proposals are in consultation form, are highly complex, and there remains significant uncertainty as to their interpretation and application. There can be no assurance that the Hybrid Mismatch Proposals will be enacted in their current form, or at all.

This summary is supplemental to and should be read together with the description of material Canadian federal income tax considerations relevant to a Non-Resident Holder owning securities under “Material Income Tax Consequences — Canadian Taxation” in the accompanying prospectus and a Non-Resident Holder should carefully read that description as well.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Non-Resident Holder. Non-Resident Holders are advised to consult with their own tax advisors with respect to their particular circumstances.

Based on Canadian tax counsel’s understanding of the Canada Revenue Agency’s administrative policies and having regard to the terms of the securities, interest payable on the securities should not be considered to be “participating debt interest” as defined in the Canadian Tax Act and accordingly, a Non-Resident Holder should not be subject to Canadian non-resident withholding tax in respect of amounts paid or credited or deemed to have been paid or credited by CIBC on a security as, on account of or in lieu of payment of, or in satisfaction of, interest.

Non-Resident Holders should consult their own tax advisors regarding the consequences to them of a disposition of the securities to a person with whom they are not dealing at arm’s length for purposes of the Canadian Tax Act.

PRS-22

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Dow Jones Industrial Average® and the Nasdaq-100® Index due December 5, 2025

Validity of the Securities

In the opinion of Blake, Cassels & Graydon LLP, as Canadian counsel to the Bank, the issue and sale of the securities has been duly authorized by all necessary corporate action of the Bank in conformity with the indenture, and when the securities have been duly executed, authenticated and issued in accordance with the indenture, the securities will be validly issued and, to the extent validity of the securities is a matter governed by the laws of the Province of Ontario or the federal laws of Canada applicable therein, will be valid obligations of the Bank, subject to applicable bankruptcy, insolvency and other laws of general application affecting creditors’ rights, equitable principles, and subject to limitations as to the currency in which judgments in Canada may be rendered, as prescribed by the Currency Act (Canada). This opinion is given as of the date hereof and is limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and the genuineness of signature, and to such counsel’s reliance on the Bank and other sources as to certain factual matters, all as stated in the opinion letter of such counsel dated June 15, 2021, which has been filed as Exhibit 5.2 to the Bank’s Registration Statement on Form F-3 filed with the SEC on June 15, 2021.

In the opinion of Mayer Brown LLP, when the securities have been duly completed in accordance with the indenture and issued and sold as contemplated by this pricing supplement and the accompanying underlying supplement, prospectus supplement and prospectus, the securities will constitute valid and binding obligations of the Bank, entitled to the benefits of the indenture, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. This opinion is given as of the date hereof and is limited to the laws of the State of New York. This opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and such counsel’s reliance on the Bank and other sources as to certain factual matters, all as stated in the legal opinion dated June 15, 2021, which has been filed as Exhibit 5.1 to the Bank’s Registration Statement on Form F-3 filed with the SEC on June 15, 2021.

PRS-23